EXHIBIT 10.2
SECOND AMENDMENT
TO
CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is dated as of November 15, 2002, and is entered into by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the “Company”), each of the Lenders (as defined in the Credit Agreement referred to below) signatory hereto, and BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (in its capacity as administrative agent, the “Administrative Agent”).

RECITALS

A.      The Company, the Lenders party thereto, and the Administrative Agent are parties to the Credit Agreement (Senior Capital Markets Bridge Facility), dated as of August 16, 2002 (the “Credit Agreement”), as amended by the First Amendment to Credit Agreement, dated as of October 29, 2002 (the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended a credit facility to the Company.

B.      The Company has requested that the Lenders agree to amendments to the Credit Agreement as set forth herein.

C.      The Lenders are willing to amend the Credit Agreement, subject to the terms and conditions of this Second Amendment.

NOW, THEREFORE, in consideration of the agreements and provisions herein contained and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.  Definitions.    Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.  Amendments to Credit Agreement.    The Credit Agreement is hereby amended, effective as of the date of this Second Amendment becomes effective in accordance with Section 4 hereof, as follows:

2.01    Amendments to Section 1.01.    Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)      The definition of “Asset Sales” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Asset Sales” means any sale or disposition of assets of the Company or any of its Subsidiaries or series of related sales or dispositions of assets of the Company or any of its Subsidiaries (other than the sale of inventory in the ordinary course of business).

(b)      The definition of “Adjusted Net Worth” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Adjusted Net Worth” means, at any date, an amount equal to the sum of (a) the Net Worth at such date plus (b) the Goodwill Amount, if any, plus or minus (c) commencing with the fiscal year of the Company ending December 31, 2002, the OCI Pension Adjustment Amount, if any. For purposes of calculating Adjusted Net Worth, if the OCI Pension Adjustment Amount is a negative number, then such amount shall be added in the calculation thereof, and if the OCI Pension Adjustment Amount is a positive number, then such amount shall be subtracted in the calculation thereof.

(c)      The following defined terms are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:

“OCI Pension Adjustment Amount” means, as of any date, with respect to the Company’s pension Plans, that portion of other comprehensive income related to minimum pension liability adjustments for the most recently ended fiscal year of the Company.

2.02    Amendment to Exhibit 7.09(c) (Compliance Certificate).    Exhibit 7.09(c) to the Credit Agreement is hereby amended by deleting Exhibit 7.09(c) in its entirety and inserting the new Exhibit 7.09(c) attached hereto as Exhibit B in replacement thereof.

Section 3.  Representations and Warranties.    In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Company hereby represents and warrants that:

3.01    No Default.    At and as of the date of this Second Amendment and at and as of the Effective Date and both prior to and after giving effect to this Second Amendment, no Default or Event of Default exists.

3.02    Representations and Warranties True and Correct.    At and as of the date of this Second Amendment and at and as of the Effective Date and both prior to and after giving effect to this Second Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all respects.

3.03    Corporate Power, Etc.

(a)      The Company (i) has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Second Amendment and (ii) has taken all corporate action necessary to authorize the execution and delivery by it of, and the performance by it of its obligations under, this Second Amendment.

(b)      Each of the Principal Subsidiaries party to the Consent (as such term is defined in Section 4.01 hereof) (i) has all requisite corporate power and authority to execute, deliver and perform the Consent and (ii) has taken all action, corporate or otherwise, necessary to authorize the execution, delivery and performance by such Principal Subsidiary of the Consent.

3.04    No Conflict.    The execution, delivery and performance by the Company of this Second Amendment (and the execution, delivery and performance by each of the Principal Subsidiaries of the Consent, in each case will not (i) conflict with or result in any breach or violation of any provision of the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets are subject, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

3.05    Binding Effect.

(a)      This Second Amendment has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)      The Consent has been duly executed and delivered by each Principal Subsidiary party thereto, and constitutes the legal, valid and binding obligation of such Principal Subsidiary enforceable against such Principal Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.  Conditions.    This Second Amendment and the effectiveness of the amendments set forth in Section 2 hereof shall be effective as of November 15, 2002 (the “Effective Date”) upon the satisfaction in full in the judgment of the Administrative Agent and the Required Lenders of each of the following conditions precedent set forth in this Section 4:

4.01    Execution of the Second Amendment.

(a)      The Company, the Administrative Agent and the Required Lenders shall have executed an original counterpart of this Second Amendment and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent.

(b)      The Administrative Agent shall have received an original or facsimile counterpart of the Guarantor Acknowledgment and Consent in the form of Exhibit A attached hereto (the “Consent”) duly executed and delivered by each of the Principal Subsidiary parties thereto.

Section 5.  General Confirmations and Amendments.

5.01    Continuing Effect.    Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02    No Waiver.    This Second Amendment is limited as specified and the execution, delivery and effectiveness of this Second Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

5.03    References.

(a)      From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Second Amendment and (ii) all of the terms and provisions of this Second Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

(b)      From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

Section 6.  Miscellaneous.

6.01    Governing Law.    THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.02    Severability.    The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

6.03    Counterparts.    This Second Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.04    Headings.    Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

6.05    Binding Effect; Assignment.    This Second Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of the Company under this Second Amendment shall not be assigned or delegated without the prior written consent of the Administrative Agent and the Lenders.

6.06    Expenses.    The Company agrees to pay the Administrative Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Administrative Agent (who may be employees of the Administrative Agent), incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and any other document required to be furnished herewith.

6.07    Terms of Subordination.    The Company shall not enter into, and shall not permit any of its Subsidiaries to enter into, any subordination agreement pursuant to which intercompany liabilities of the Company or any of its Subsidiaries shall be subordinated to the Company’s or any Subsidiary’s obligations under debt securities issued in connection with Company’s high yield debt offering unless such subordination agreement also subordinates such intercompany liabilities to the Company’s and each such Subsidiary’s obligations under the Loan Documents and any renewal or refinancing thereof on substantially identical terms in form reasonably acceptable to the Administrative Agent.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GEORGIA-PACIFIC CORPORATION

By:	/s/ Phillip M. Johnson
Name: Phillip M. Johnson
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ Michael Balok
Name: Michael Balok
Title: Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Robert Wagner
Name: Robert Wagner
Title: Authorized Signatory

[Signature page to Second Amendment]